Exhibit 10.2

SEVENTH AMENDMENT TO OFFICE LEASE

THIS SEVENTH AMENDMENT TO OFFICE LEASE (“Seventh Amendment”) is executed this 23rd day of September, 2016 (the “Seventh Amendment Effective Date”), by and between Hines VAV III Energy Way LLC, a Delaware limited liability company (“Landlord”) and Pier 1 Services Company, a Delaware statutory trust (“Tenant”).

RECITALS

A. Chesapeake Plaza, L.L.C., an Oklahoma limited liability company (“Original Landlord”) and Tenant entered into that certain Office Lease dated effective June 9, 2008 (the “Original Lease”) for certain space (the “Premises”) in the office building currently known as the Pier 1 Imports Building located at 100 Pier 1 Place, Fort Worth, Tarrant County, Texas (the “Building”); and

B. The Original Lease has been amended by (i) that certain First Amendment to Office Lease dated June 20, 2008 (the “First Amendment”); (ii) that certain Second Amendment to Office Lease dated July 1, 2011 (the “Second Amendment”); (iii) that certain Third Amendment to Office Lease dated January 28, 2013 (the “Third Amendment”); (iv) that certain Fourth Amendment to Office Lease dated May 1, 2013 (the “Fourth Amendment”); (v) that certain Fifth Amendment to Office Lease dated July 14, 2014 (the “Fifth Amendment”); and that certain Sixth Amendment to Office Lease dated December 18, 2015 (the “Sixth Amendment”) (the Original Lease, as so amended, the “Lease”);

C. Landlord has succeeded to all of Original Landlord’s right, title and interest in and to the Building and as landlord under the Lease;

D. The Premises currently contains 385,623 Rentable Square Feet, located in the Lobby, on the mezzanine and on the 5th, 6th, 7th, 8th, 9th, 10th, 11th, 12th, 14th, 15th, 16th, 17th, 18th and 19th floors of the Building (the “Existing Premises”);

E. Pursuant to the terms of the Fifth Amendment, the Premises will be expanded to include the 20th floor of the Building, which comprises 22,414 Rentable Square Feet, on March 1, 2017 (the “Floor 20 Expansion Date”).

F. Tenant is negotiating a Sublease Agreement (“Sublease”) with a third party (“Subtenant”) to sublease a portion of the 20th floor (the “Subleased Premises”), subject to Landlord’s consent under a separate consent agreement, which necessitates Tenant leasing from Landlord, and performing work within, a portion of the 20th floor prior to the Floor 20 Expansion Date.

G. Landlord and Tenant have agreed to modify the terms of the Lease, including the date and rent rate of the Premises expansion, as set forth in this Seventh Amendment.

In consideration of the above recitals and the mutual covenants set forth in this Seventh Amendment, and for such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to amend the Lease as follows:

AGREEMENTS

1.    Defined Terms. All initially capitalized terms used but not defined herein will have the same meanings as provided in the Lease.

2.    20th Floor Expansion.

2.1	Early Expansion and Base Rate. Upon the effective date of this Seventh Amendment (the “Early Expansion Date”), the Premises will expand to include 10,918 Rentable Square Feet on the 20th floor as shown on the attached Exhibit A (the “Early Expansion Area”). The Early Expansion Area shall be delivered to Tenant on the Early Expansion Date in broom-clean condition, with the Building systems and the restrooms located in the Early Expansion Area in good repair and working order, and with the restrooms in a condition as of the Early Expansion Date in compliance with the requirements of the ADA in effect as of the Early Expansion Date, and otherwise in its then-existing “AS-IS”, “WHERE-IS” condition and configuration, subject to the remaining provisions of this paragraph. Landlord shall make any repairs in accordance with Section 9.B of the Lease to the Building systems or restrooms located within the Early Expansion Area as may be required to obtain a Certificate of Occupancy from the City; provided, however, Landlord shall not be obligated to make any repairs that are required as a result of any changes, alterations or improvements to the Early Expansion Area to be constructed by Tenant (including its subtenants) after the Early Expansion Date. By occupying the Early Expansion Area on the Early Expansion Date, Tenant shall be deemed to have accepted the Early Expansion Area in its existing “AS-IS”, “WHERE-IS” condition and configuration and TENANT HEREBY AGREES THAT AS OF THE EARLY EXPANSION DATE, THE EARLY EXPANSION AREA IS OR WILL BE IN GOOD ORDER AND SATISFACTORY CONDITION AND THAT THERE ARE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, BY LANDLORD REGARDING THE EARLY EXPANSION AREA. Without limiting the foregoing, Landlord shall have no obligation to provide any improvements, additions or alterations within the Early Expansion Area, nor provide any credits or allowances therefor (but, for the avoidance of doubt, the provisions of this paragraph shall not limit Landlord’s obligations under Section 12 of the Fifth Amendment). Landlord expressly disclaims any and all warranties of any nature, express or implied, in fact or by law with respect to the Early Expansion Area, including without limitation, the implied warranties of habitability, suitability, merchantability and fitness for any particular purpose.

Notwithstanding anything in the Lease to the contrary, the parties agree as follows:

(i) on the Early Expansion Date, all references in the Lease to the Rentable Square Footage of the Premises will be deemed to be 396,541 Rentable Square Feet; provided, however, Tenant’s Pro Rata Share will be unchanged from the Early Expansion Date until the earlier to occur of (i) December 1, 2016 and (ii) the date on which Tenant delivers the Subleased Premises to Subtenant with the Pier 1 Work (as defined in the Sublease) substantially completed (the “Sublease Commencement Date”). On the Sublease Commencement Date, Tenant’s Pro Rata Share will be adjusted accordingly in accordance with the formula set forth in Section 1.E of the Original Lease to equal 96.723% to reflect the addition of the Early Expansion Area to the Premises; and

(ii) from and after the date that is thirty (30) days after the Sublease Commencement Date (the “Early Expansion Base Rent Commencement Date”), Tenant will be obligated to pay Base Rent with respect to the Early Expansion Area in accordance with the Lease; provided, however, during the period commencing on the Early Expansion Base Rent Commencement Date and continuing until the Floor 20 Expansion Date, the Base Rate with respect to the Early Expansion Area shall be an amount equal to $24.00 per Rentable Square Foot of the Early Expansion Area. For the avoidance of doubt, Tenant shall continue to pay Base Rent with respect to the Existing Premises in accordance with the Fifth Amendment.

2.2	20th Floor Remainder Expansion and Base Rate. On the Floor 20 Expansion Date, the Premises will expand to include the remainder of the 20th floor in accordance with the Fifth Amendment. As of the Floor 20 Expansion Date, all references in the Lease to the Rentable Square Footage of the Premises will be deemed to be 408,037 Rentable Square Feet, and Tenant’s Pro Rata Share will be adjusted accordingly in accordance with the formula set forth in Section 1.E of the Original Lease to equal 99.530% to reflect the addition of the remainder of the 20th floor. From and after the Floor 20 Expansion Date, the Base Rate for the entire Floor 20 Expansion Space will be as set forth in Section 5 of the Fifth Amendment.

3.    Interior Directory Sign. Landlord grants to Tenant the right to install, at Tenant’s sole cost and expense, directory signage in the lobby of the Building (the “Directory Sign”) indicating the names and locations of Tenant’s permitted subtenants. The design, location, size, construction and material of any such Directory Sign are subject to Landlord’s prior written approval, in its sole and absolute discretion, and must be consistent with the existing directory and other interior signage in the Building and comply with applicable Laws. In the event Tenant elects to install any such Directory Sign, it must be constructed in a good and workmanlike manner, using contractors approved by Landlord, in accordance with all applicable Laws and all recorded restrictions, and using materials of a quality at least equal to the quality of the materials used in the existing interior Building signs. The cost of any Directory Sign, including modifications to such sign as necessary, will be at Tenant’s sole cost and expense. From time to time during the Term, Landlord shall have the right, in its reasonable discretion, to require Tenant to relocate any Directory Sign to another location suitable for directory signage in the lobby at Tenant’s sole cost and expense. Tenant shall promptly remove any Directory Sign, at Tenant’s sole cost and expense, identifying any such subtenant whose sublease has expired or otherwise terminated, or who otherwise vacated its subleased premises in the Building. In addition, upon the Expiration Date or earlier termination of Tenant’s right to possess the Premises, Tenant shall remove all such Directory Signs and repair any damage caused by such signage or its removal in accordance with Section 29 of the Lease. If Tenant fails to remove the Directory Signs and repair any damage caused by such signage or its removal in accordance with the immediately preceding sentences, then Landlord shall have the right to remove the same and repair any such damage, and Tenant shall pay Landlord all reasonable expenses incurred in connection with such removal and repair within thirty (30) days after Tenant’s receipt of a written invoice therefor from Landlord (which obligation will survive the expiration or termination of the Lease). Notwithstanding anything to the contrary herein, Landlord and Tenant acknowledge and agree that the provisions of this Seventh Amendment are subject to all conditions, approvals and other requirements set forth in the Lease, as amended hereby, including without Tenant’s obligations under Section 12 of the Lease with respect to mechanic’s and other liens and Tenant’s indemnification obligations under Section 13 of the Lease.

4.    Reserved Parking. Landlord and Tenant agree that, commencing on the Seventh Amendment Effective Date and continuing until the expiration or earlier termination of the Lease, four (4) of the parking spaces in the Parking Facilities provided for Tenant’s use pursuant to the Lease as shown on Exhibit B (the “Reserved Spaces”) shall be reserved for Tenant; provided, however, Landlord shall have the right to relocate such Reserved Spaces from time to time to another location within level P1, P2 or P3 of the Building’s parking garage to the extent Landlord deems reasonably necessary, including relocation to accommodate requirements of applicable Laws or as required by reason of casualty, condemnation or required maintenance. Tenant shall have the right to install, at Tenant’s sole cost and expense, signage (the “Reserved Spaces Signage”) designating such Reserved Spaces as being reserved for Tenant, provided that the design, location, size, construction and material of any such Reserved Spaces Signage are subject to Landlord’s prior written approval, in its sole and absolute discretion, and such Reserved Spaces Signage must be constructed in a good and workmanlike manner and must be consistent with the existing signage in the Parking Facilities. In the event that Landlord relocates the Reserved Spaces, Tenant shall relocate the corresponding Reserved Spaces Signage to another location approved by Landlord within or adjacent to the relocated Reserved Spaces at Tenant’s sole cost and expense, except that if Landlord relocates the Reserved Spaces more than once during any twenty four (24)-month period for any reason other than to accommodate requirements of applicable Laws or as required by reason of casualty, condemnation or required maintenance, then the cost of relocating the corresponding Reserved Spaces Signage for such subsequent relocation shall be at Landlord’s cost and expense. In addition, upon the Expiration Date or earlier termination of the Lease, Tenant shall remove all such Reserved Spaces Signage and repair any damage caused by such signage or its removal in accordance with Section 29 of the Lease, at Tenant’s sole cost and expense. If Tenant fails to remove the Reserved Spaces Signage and repair any damage caused by such signage or its removal in accordance with the immediately preceding sentences, then Landlord shall have the right to remove the same and repair any such damage, and Tenant shall pay Landlord all reasonable expenses incurred in connection with such removal and repair within thirty (30) days after Tenant’s receipt of a written invoice therefor from Landlord (which obligation will survive the expiration or termination of the Lease).

5.    No Broker. Landlord and Tenant each hereby represent and warrant to the other that no commission is due and payable to any broker or other leasing agent in connection with this Seventh Amendment as a result of its own dealings with any such broker or leasing agent, and Landlord and Tenant hereby agree to indemnify and hold each other harmless from and against all loss, damage, cost and expense (including reasonable attorneys’ fees) suffered by the other party as a result of a breach of the foregoing representation and warranty.

6.    Entire Agreement. This Seventh Amendment shall become effective only upon its full execution and delivery by Landlord and Tenant. This Seventh Amendment contains the parties’ entire agreement regarding the subject matter covered herein, and supersedes all prior correspondence, negotiations, and agreements, if any, whether oral or written, between the parties concerning such subject matter. There are no contemporaneous oral agreements, and there are no representations or warranties between the parties not contained in this Seventh Amendment. In all respects, except as specifically amended hereby, the terms and conditions of the Lease remain in full force and effect and unabated and the Lease, as amended by this Seventh Amendment, shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns.

7.    Multiple Counterparts. The parties may execute this Seventh Amendment in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one and the same instrument. To facilitate execution of this Seventh Amendment, the parties may execute and exchange, by telephone facsimile or electronic mail PDF, counterparts of the signature pages.

8.    No Third-Party Rights. The provisions of the Lease, as amended hereby, are for the exclusive benefit of the parties to the Lease, as amended hereby, and their permitted successors and assigns, and are not for the benefit of any other person or entity, including without limitation Tenant’s permitted subtenants, and Landlord and Tenant hereby expressly acknowledge and agree that no subtenant of Tenant has any right to enforce the Lease, as amended hereby, against Landlord or to assert any of Tenant’s rights under the Lease, as amended hereby, against Landlord, whether in its own right or on behalf of Tenant.

(Signature Pages Follow)

SIGNATURE PAGE TO

SEVENTH AMENDMENT TO OFFICE LEASE

IN WITNESS WHEREOF, Landlord and Tenant have executed this Seventh Amendment as of the Seventh Amendment Effective Date.

LANDLORD:

HINES VAV III ENERGY WAY LLC,
a Delaware limited liability company

By:	Hines US Office Value Added Venture III LLC,
a Delaware limited liability company

	By:	Hines US VAV III MM LLC,
a Delaware limited liability company, its managing member

		By:	Hines Interests Limited Partnership, a Delaware limited partnership, its managing member

			By:	Hines Holdings, Inc., a Texas corporation, its general partner

				By:	/s/ David J. Congdon
David J. Congdon
Senior Managing Director

[Signature Page to Seventh Amendment]

SIGNATURE PAGE TO SEVENTH AMENDMENT TO OFFICE LEASE

IN WITNESS WHEREOF, Landlord and Tenant have executed this Seventh Amendment as of the Seventh Amendment Effective Date.

TENANT:

PIER 1 SERVICES COMPANY,
a Delaware statutory trust

By:	Pier 1 Holdings, Inc., a Delaware corporation, its managing trustee

	By:	/s/ Jeffrey N. Boyer
Jeffrey N. Boyer Executive V.P. and CFO

[Signature Page to Seventh Amendment]

ACKNOWLEDGEMENT OF GUARANTOR

    Pier 1 Imports, Inc., a Delaware corporation (“Guarantor”), the guarantor under that certain Guaranty in favor of Landlord dated January 28, 2013 (the “Guaranty”), guarantying the obligations of Tenant under the Lease pursuant to the terms thereof, hereby acknowledges and agrees that the Guaranty shall continue in full force and effect and shall apply to the Lease, as modified by this Seventh Amendment.

GUARANTOR:

PIER 1 IMPORTS, INC.,
a Delaware corporation

By:	/s/ Jeffrey N. Boyer
Jeffrey N. Boyer
Executive V.P. and CFO

[Acknowledgement of Guarantor]

EXHIBIT A

20th FLOOR EARLY EXPANSION AREA

Exhibit A

EXHIBIT B

RESERVED PARKING

                                                                                                  Reserved Spaces

Exhibit B